Exhibit 23
KPMG LLP

   99 High Street           Telephone 617 988 1000    Telefax 617 988 0800
   Boston, MA 02110-2371






                       Consent of Independent Auditors
                       -------------------------------


The Board of Directors and Stockholders
 of Westerbeke Corporation:

We consent to the incorporation by reference in the Registration Statements (File No. 33-24435 and 333-25687) on Form S-8 of Westerbeke Corporation of our report dated December 17, 1999 relating to the consolidated balance sheets of Westerbeke Corporation and subsidiary as of October 23, 1999 and October 24, 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 23, 1999, and related schedule, which report appears in the October 23, 1999 annual report on Form 10-K of Westerbeke Corporation.



                                       By /s/ KPMG LLP
                                       ---------------

Boston, Massachusetts
January 18, 2000